================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                   ----------


                                JANUARY 18, 2000
                        (Date of earliest event reported)


                                 MICRO-ASI, INC.
             (Exact name of registrant as specified in its charter)


             TEXAS                        000-27027                      75-2586030
(State or other jurisdiction of   (Commission file number)   (I.R.S. employer identification no.)
incorporation or organization)



                   12655 NORTH CENTRAL EXPRESSWAY, SUITE 1000
                               DALLAS, TEXAS 75243
                    (Address of principal executive offices)


                                  972-392-9636
                         (Registrant's telephone number,
                              including area code)


================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Effective January 18, 2000, Micro-ASI, Inc. completed the acquisition of the outstanding common stock (BTI common stock) of Best Technologies, Inc., a Texas corporations (BTI), from the sole shareholder of BTI (Seller), pursuant to a stock purchase agreement (Agreement). BTI is an electronics contract manufacturer headquartered in Wylie, Texas. In connection with the Agreement, one share of Preferred Stock of BTI was created and issued to the Seller. The Company, as a holder of the BTI Common Stock has the right to appoint one director to the three member Board of Directors of BTI. The Seller, as holder of the BTI Preferred Stock has the right to appoint two directors to the three-member Board of Directors of BTI and certain other voting rights. Pursuant to the Agreement, the Company will receive the outstanding BTI Preferred Stock upon the satisfaction of certain obligations, including, but not limited to, the completion of an initial public offering of the Company's Common Stock.

The total aggregate purchase price for the BTI Common Stock is approximately $3.9 million. The purchase price includes (i) a promissory note from the Company to the Seller in the amount of $2,500,000, due the earlier of (a) December 31, 2001 or (b) ten days after the completion of an initial public offering by the Company (Purchase Note); and (ii) a convertible note from the Company to the Seller in the amount of $1,416,667 due December 31, 2001, which is immediately convertible into $1,416,667 shares of Common Stock of the Company (Convertible
Note). The Company also guaranteed a promissory note from BTI to the Seller in the amount of $600,000, due the earlier of (a) March 31, 2000 or (b) ten days after the completion of one or more private placements having an aggregate gross offering amount in excess of $6,000,000 (Cash Note). Additionally, the Company has committed to purchase $750,000 of capital expenditures to by used BTI's flip-chip assembly due ninety days after the completion of one or more private placements having an aggregate gross offering amount in excess of $6,000,000 (Capital Contribution). The purchase price is not subject to any post closing adjustments. The acquisition of BTI provides the Company with manufacturing capabilities to produce the redesigned products and offer turnkey solutions to its customers. Because the Seller of BTI still retains voting control, the Company will not consolidate the operations of BTI until the obligations noted above are satisfied. Other than the guarantee of the $600,000 note and the commitment to purchase the $750,000 of capital equipment, the Company has no other obligations to invest additional funds in BTI.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)    Financial Statements of Businesses Acquired.

                The appropriate financial information relating to the acquisition reported on January 27, 2000, is filed herewith.

         (b)    Pro Forma Financial Information.

                The appropriate financial information relating to the acquisition reported on January 27, 2000, is filed herewith.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MICRO-ASI, INC.


Dated: April 3, 2000                          By: /s/ JOEL E. CLAYBROOK
                                                 -----------------------------
                                                  Joel E. Claybrook, President

Financial Statement Index

Report of Independent Auditors..........................................................  F-1

Audited Financial Statements

Balance Sheet...........................................................................  F-2
Statements of Operations................................................................  F-3
Statements of Shareholder's Equity......................................................  F-4
Statements of Cash Flows................................................................  F-5
Notes to Financial Statements...........................................................  F-6

     (b)  Pro Forma Financial Information

               Pro forma financial information relating to the acquisition of Best Technologies, Inc. required by item 7 (b) of Form 8-KSB is filed herewith.

Pro Forma Financial Statement Index

Unaudited Pro Forma Combined Financial Information...................................... F-11
Unaudited Pro Forma Combined Balance Sheet at December 31, 1999......................... F-12
Unaudited Pro Forma Combined Statement of Operations for the Year
December 31, 1999....................................................................... F-13
Notes to Unaudited Pro Forma Financial Information...................................... F-14

                         Report of Independent Auditors

Board of Directors
Best Technologies, Inc.

We have audited the balance sheet of Best Technologies, Inc. (the Company), as of December 31, 1999, and the related statements of operations, shareholder's equity (deficit), and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Best Technologies, Inc., at December 31, 1999, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States.



                                                  /s/ Ernst & Young LLP



March 30, 2000
Dallas, Texas

                             Best Technologies, Inc.

                                  Balance Sheet

                                                            DECEMBER 31,
                                                               1999
                                                            ------------
ASSETS
Current assets:
   Cash                                                     $    32,702
   Accounts receivable                                          358,117
   Inventories                                                  210,164
                                                            -----------
Total current assets                                            600,983

Property and equipment, net of accumulated
   depreciation and amortization                                330,659
                                                            -----------
Total assets                                                $   931,642
                                                            ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Accounts payable and accrued expenses                    $   323,632
   Current maturities of long-term debt and capital lease
     obligations                                                965,599
                                                            -----------
Total current liabilities                                     1,289,231

Long-term debt and capital lease obligations                    155,752


Commitments and contingencies

Shareholder's equity (deficit):
   Common stock, no par value:
     Authorized shares - 100,000
     Issued and outstanding shares - 1,000                        1,000
   Additional paid in capital                                    65,765
   Accumulated deficit                                         (580,106)
                                                            -----------
Total shareholder's equity (deficit)                           (513,341)
                                                            -----------
Total liabilities and shareholder's equity (deficit)        $   931,642
                                                            ===========

See accompanying notes

                             Best Technologies, Inc.

                            Statements of Operations


                                               YEAR ENDED DECEMBER 31,
                                               ------------------------
                                                  1999          1998
                                               ----------   -----------

Net sales                                      $2,779,949   $ 2,393,009
Cost of goods sold                              1,763,540     1,592,180
                                               ----------   -----------
Gross profit                                    1,016,409       800,829

Selling, general and administrative expenses      902,201       777,851
                                               ----------   -----------

Income from operations                            114,208        22,978
Interest expense                                   86,605       102,577
                                               ----------   -----------
Net income (loss)                              $   27,603   $   (79,599)
                                               ==========   ===========



See accompanying notes.

                             Best Technologies, Inc.

                  Statements of Shareholder's Equity (Deficit)
                     Years ended December 31, 1999 and 1998


                                         COMMON STOCK   ADDITIONAL
                                        --------------   PAID IN    ACCUMULATED
                                        SHARES  AMOUNT   CAPITAL      DEFICIT       TOTAL
                                        ------  ------  ----------  -----------   ---------

Balance at December 31, 1997            1,000   $1,000   $ 44,970    $(528,110)   $(482,140)
   Fair value of imputed interest
     expense on loan from shareholder      --       --     13,134           --       13,134
   Net loss                                --       --                 (79,599)     (79,599)
                                        -----   ------   --------    ---------    ---------
Balance at December 31, 1998            1,000    1,000     58,104     (607,709)    (548,605)
   Fair value of imputed interest
     expense on loan from shareholder      --       --      7,661           --        7,661
   Net income                              --       --         --       27,603       27,603
                                        -----   ------   --------    ---------    ---------
Balance at December 31, 1999            1,000   $1,000   $ 65,765    $(580,106)   $(513,341)
                                        =====   ======   ========    =========    =========


See accompanying notes.

                             Best Technologies, Inc.

                            Statements of Cash Flows


                                                          YEAR ENDED DECEMBER 31,
                                                          -----------------------
                                                            1999          1998
                                                          ---------    ----------
OPERATING ACTIVITIES
Net income (loss)                                         $  27,603    $ (79,599)
Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                           73,685       50,423
     Imputed interest expense on loan from shareholders       7,661       13,134
     Loss on sale of equipment                                   --      (13,164)
     Changes in operating assets and liabilities:
       Accounts receivable                                  (33,472)      33,421
       Inventories                                           24,667      213,931
       Accounts payable and accrued expenses                 66,542     (175,137)
                                                          ---------    ---------
Net cash used in operating activities                       166,686       43,009

INVESTING ACTIVITIES
Capital expenditures                                        (85,662)      (8,660)
Proceeds from sale of equipment                                  --       40,000
                                                          ---------    ---------
Net cash (used in) provided by investing activities         (85,662)      31,340

FINANCING ACTIVITIES
Net proceeds (payments) from revolving line of credit        20,767     (109,288)
Principal payments on long-term debt                        (98,153)     (86,803)
                                                          ---------    ---------
Net cash used in financing activities                       (77,386)    (196,091)

Net increase (decrease) in cash                               3,638     (121,742)
Cash at beginning of year                                    29,064      150,806
                                                          ---------    ---------
Cash at end of year                                       $  32,702    $  29,064
                                                          =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                    $  86,605    $ 102,577
                                                          =========    =========


See accompanying notes.

                             Best Technologies, Inc.

                         Notes to Financial Statements

                               December 31, 1999

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Best Technologies, Inc., (the Company) is an "S" Corporation organized under the laws of the state of Texas in 1993. The Company is a subcontract manufacturer of printed circuit boards with its principle customers located in the United States. The Company's operations are based in Dallas, Texas. As more fully discussed in Note 6, all of the Company's common stock was acquired by Micro-ASI, Inc. on January 18, 2000.

INVENTORIES

Inventories are valued at the lower of cost, using the FIFO (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of historical cost. Depreciation is computed using the straight-line method over their estimated useful lives. Estimated useful lives range from three to ten years. Amortization of assets under capital leases is included in depreciation and amortization expense.

REVENUE RECOGNITION

Revenue is recognized when goods are shipped.

INCOME TAXES

The Company has elected to be treated as an S Corporation under the Internal Revenue Code. As an S Corporation, the income of the Company is taxable to the sole shareholder and, accordingly, these combined financial statements do not include a provision for corporate income taxes.

                             Best Technologies, Inc.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk are trade accounts receivable. The Company performs credit evaluations of its customers and generally does not require collateral.

SIGNIFICANT CUSTOMERS

Sales of $1,898,270 and $1,403,416 were made to three customers in 1999 and 1998, respectively. The loss of any one of these customers could have a material adverse impact on the Company's financial position and results of operations. In addition, receivables from the three customers totaled $196,131 at December 31, 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash equivalents, accounts receivable, accounts payable and debt instruments. The carrying amount of financial instruments other than the debt instruments are representative of their fair values due to their short maturities. The Company's revolving line of credit bears interest at market rates and accordingly management believes the carrying amount approximates fair value. The Company's notes payable bear a fixed rate of interest currently below market rates. However, management does believe the current market value is significantly different than its carrying values.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                             Best Technologies, Inc.

2. INVENTORIES

Inventories consist of the following at December 31, 1999:


     Raw materials and component parts   $ 89,025
     Work in process                      121,139
                                         --------
                                         $210,164
                                         ========


3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1999:


     Machinery and equipment                          $ 541,790
     Furniture and fixtures                              38,430
     Automobiles                                         10,840
                                                      ---------
                                                        591,060
     Less accumulated depreciation and amortization    (260,401)
                                                      ---------
                                                      $ 330,659
                                                      =========


Property and equipment includes machinery and equipment under capital leases with a book value of $170,053 net of accumulated amortization of $15,004.

4. DEBT

Long-term debt consists of the following:

                                                                                 1999
                                                                              ----------

$500,000 revolving line of credit                                             $  251,202

Notes payable to bank due April 14, 2001, and
   bearing interest at 8.75% with principal payments
   of $8,196 plus interest, payable monthly                                      135,011

Note payable to shareholder due March 31, 2000,
   bearing interest, payable monthly, at 6%                                      563,274



Obligations under capital lease (Note 5)                                         171,864
                                                                              ----------
                                                                               1,121,351
Less current maturities
                                                                                 965,599
                                                                              ----------
                                                                              $  155,752
                                                                              ==========

                             Best Technologies, Inc.

4. LONG-TERM DEBT (CONTINUED)

The Company's revolving line of credit arrangement is collateralized by the Company's accounts receivable and inventory. Payments on accounts receivables are remitted by customers to a lockbox controlled by the lending institution. The arrangement bears interest at prime plus 4% (12.5% as of December 31, 1999). The revolving line of credit is automatically renewed in April of each year unless terminated in advance. The Company has notified the lending institution of its intention to terminate this arrangement during 2000.

The Company's notes payable to bank are collateralized by the Company's equipment, inventory and accounts receivable.

As more fully discussed in Note 6, the note payable to shareholder was paid on March 31, 2000.

5. COMMITMENTS AND CONTINGENCIES

The Company has capital leases for machinery and equipment and operating leases consisting primarily of real estate rentals payable to the principal shareholder. Rental expense for the years ended December 31, 1999 and 1998, was $93,588 and $83,185, respectively. As of December 31, 1999, future minimum rental payments required under capital and operating leases that had initial or remaining noncancelable lease terms in excess of one year are as follows:

                                          CAPITAL    OPERATING
                                           LEASES      LEASES
                                          --------   ---------

2000                                      $ 52,771   $ 93,588
2001                                        52,771     92,691
2002                                        52,771     90,000
2003                                        37,559     90,000
2004                                            --     90,000
Thereafter                                      --    300,000
                                          --------   --------
Total minimum lease payments               195,872   $756,279
                                                     ========
Less amount representing interest           24,008
                                          --------
Present value of minimum lease payments    171,864
Less current portion                        52,771
                                          --------
Long-term portion                         $119,093
                                          ========

                             Best Technologies, Inc.

6.  ACQUISITION BY MICRO-ASI, INC.

Effective January 18, 2000, the Company sold all of its common stock to Micro-ASI, Inc. for a total purchase price of $3.9 million. The purchase price consisted of: a $2.5 million promissory note due the earlier of December 31, 2001 or ten days after the completion of an initial public offering by Micro-ASI, Inc., and a $1.4 million note convertible into 1.4 million shares of Micro-ASI, Inc. common stock. As part of the purchase agreement, Micro-ASI agreed to pay the Company's note payable to shareholder by March 31, 2000. This note payable was fully paid on March 31, 2000. (See Note 4) Additionally, the selling shareholder received one share of preferred stock in the newly formed subsidiary of Micro-ASI, Inc. which holds the common stock of the Company. The share of preferred stock entitles the holder to appoint two directors to the three member Board of Directors of the newly formed subsidiary.


7.  YEAR 2000 (UNAUDITED)

All of the Company's internal systems and software, including virtually all software and services provided by third-parties, appropriately handled the Year 2000 date changeover and the Company's operations were not impacted. While the Company has experienced no Year 2000 related disruptions to date, there are remaining risks associated with the Year 2000 issue and the Company will continue to monitor possible future implications of Year 2000 issues. Based on currently available information and assessments, the Company's management believes that Year 2000 related disruptions, if any, will not have a material adverse effect on the Company's financial position or results of operations.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following sets forth the Company's Unaudited Pro Forma Combined Financial Information for 1999, giving effect to the Company's January 18, 2000, acquisition of Best Technologies, Inc. (Acquisition). The Company's Unaudited Pro Forma Combined Statement of Operations Information gives effect to the Acquisition as if it had been consummated at the beginning of 1999. The Company's Unaudited Pro Forma Combined Balance Sheet Information gives effect to the Acquisition as if it had been consummated on December 31, 1999.

The Unaudited Pro Forma Combined Financial Information of the Company is presented for illustrative purposes only and does not purport to present the financial position or results of operations of the Company had the Acquisition occurred on the dates indicated, nor is it necessarily indicative of the results of operations which may be expected to occur in the future. Under the terms of the Acquisition, the Seller of Best Technologies, Inc., shall retain voting control. Therefore, the Company will not consolidate the operations of Best Technologies, Inc. until the obligations, as defined in the Purchase Agreement, are satisfied and the Company obtains voting control. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the separate historical financial statements of Micro-ASI, Inc. appearing in its Annual Report on Form 10-KSB for the year ended December 31, 1999 and of Best Technologies, Inc. appearing elsewhere in this Form 8-KSB.

The accompanying Unaudited Pro Forma Combined Financial Information has been prepared under guidelines established by Article 11 of Regulation S-X under the Securities Act. Under those guidelines, there are limitations on the adjustments that can be made in the presentation of pro forma financial information.

The historical financial information for Micro-ASI, Inc. and Best Technologies, Inc. has been derived from the audited financial statements of Micro-ASI, Inc. appearing in its Annual Report on Form 10-KSB for the year ended December 31, 1999 and of Best Technologies, Inc. included elsewhere in this Form 8-KSB.

The purchase price of Best Technologies, Inc. is not subject to any post closing adjustments.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                  BALANCE SHEET
                                DECEMBER 31, 1999


                                       Historical          Pro Forma
                                       ----------   -----------------------


                                       Micro-ASI,
                                           Inc.     Adjustments   Combined
                                       ----------   -----------  ----------
Current assets

  Cash                                  $551,292    $       --   $  551,292
  Accounts receivable                         --            --           --
  Inventory                                   --            --           --
                                        --------    ----------   ----------
Total current assets                     551,292            --      551,292

Property and equipment, net               89,635            --       89,635
Other assets                              27,121                     27,121
Investment in Best Technologies               --     3,916,667    3,916,667
                                        --------    ----------   ----------
Total assets                            $668,048    $3,916,667   $4,584,715
                                        ========    ==========   ==========

Current liabilities
  Accounts payable and accrued
     expenses                           $583,493    $       --   $  583,493
  Current maturities of long-term
     debt and capital lease
     obligations                              --            --           --
                                        --------    ----------   ----------
Total current liabilities                583,493            --      583,493

Long-term debt and capital lease
    obligations, less current portion         --     3,916,667    3,916,667
Stockholders' equity (deficit), net       84,555                     84,555
                                        --------    ----------   ----------
Total liabilities and stockholders'
     equity (deficit)                   $668,048    $3,916,667   $4,584,715
                                        ========    ==========   ==========

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                INCOME STATEMENT
                                DECEMBER 31, 1999



                                        Historical               Pro Forma
                                       ------------     ----------------------------

                                        Micro-ASI,
                                           Inc.         Adjustments       Combined
                                       ------------     ------------    ------------

Revenues                               $         --     $         --    $         --
Research and development                    808,396               --         808,396
Selling, general and administrative       2,922,080          886,002       3,808,082
Equity in (income) loss of
     Best Technologies, Inc.                     --          (27,603)        (27,603)
                                       ------------     ------------    ------------

Operating income (loss)                  (3,730,476)        (858,399)     (4,588,875)

Interest income                              27,451               --          27,451
Interest expense                             (2,674)        (195,833)       (198,507)
                                       ------------     ------------    ------------
Net income (loss)                      $ (3,705,699)    $ (1,054,232)   $ (4,759,931)
                                       ============     ============    ============

Basic and diluted net loss per share   $      (0.21)                    $      (0.26)
                                       ============                     ============
Weighted average shares
     outstanding                         17,989,506                       17,989,506
                                       ============                     ============

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                         NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999



1.   The purchase price consisted of the following:

Promissory  note due the earlier of December 31, 2001 or ten days after the
    completion of an initial public offering by Micro-ASI, Inc.                      $ 2,500,000
Promissory note convertible into 1,400,000 shares of Micro-ASI, Inc.
    stock                                                                              1,416,667
                                                                                     -----------
                                                                                     $ 3,916,667
                                                                                     ===========

2. Pro Forma Balance Sheet - For purposes of preparing the Unaudited Pro Forma Combined Balance Sheet. The proforma adjustments represent the Company's investment in Best Technologies, Inc. The Company does not have voting control of Best Technologies, Inc., therefore it must account for its investment in Best Technologies, Inc, until such time as the Company obtains voting control.

3. Pro Forma Combined Statement of Operations - The Company's Pro Forma Combined Statement of Operations data for the year ended December 31, 1999 includes the following adjustments:

Selling, general and administrative expense:
  Recording of one year of amortization of excess of carrying value of equity investments over the book value of underlying assets
  (amortized over five years)                                                          $886,002

Equity in (income) loss of Best Technologies, Inc.:
  Recording the Co. share of  Best Technologies, Inc. 1999 net income.                $(27,603)

Interest expense:
  Recording of interest  expense for  $3,900,000 of  promissory notes at
  5% interest for one year                                                             $195,833


The tax effect of the remaining net operating loss carryforward at December 31, 1999 has not been reflected as an income tax benefit in the pro forma statements of operations due to the uncertainty of future realization.

Interest expense on the Promissory Note due the earlier of December 31, 2001 or ten days after the completion of an initial public offering by Micro-ASI, Inc. was based upon an interest rate of 5%. Interest expense on the Promissory note convertible into 1,416,667 shares of Micro-ASI, Inc. stock was based upon an interest rate of 5%.